UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2020 (April 2, 2020)

RAYTHEON TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-00812	06-0570975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

870 Winter Street Waltham, Massachusetts 02451
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code) (781) 522-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($1 par value)	RTX	New York Stock Exchange
(CUSIP 75513E 101)

2.150% Notes due 2030	RTX 30	New York Stock Exchange
(CUSIP 75513E AB7)

Floating Rate Notes due 2020	RTX 20B	New York Stock Exchange
(CUSIP 75513E AA9)

Item 1.01. Entry into a Material Definitive Agreement.

On April 2, 2020, in connection with the Separation and the Distributions (each as defined below), United Technologies Corporation (since renamed Raytheon Technologies Corporation, as described below in Item 2.01 of this Current Report on Form 8-K) (the “Company”), entered into several agreements with Carrier Global Corporation (“Carrier”) and Otis Worldwide Corporation (“Otis”) that govern the relationship of the parties following the Distributions, including the following:

•	Separation and Distribution Agreement;

•	Transition Services Agreement;

•	Tax Matters Agreement;

•	Employee Matters Agreement; and

•	Intellectual Property Agreement.

Separation and Distribution Agreement

Transfer of Assets and Assumption of Liabilities

The separation and distribution agreement identifies the assets transferred, the liabilities assumed and the contracts transferred to each of Carrier, Otis and the Company as part of the Separation, and provides for when and how these transfers and assumptions occurred. In particular, the separation and distribution agreement provides that, among other things, subject to the terms and conditions contained therein:

•
certain assets of, or related to, the Company’s Carrier operating segment prior to the Separation, covering HVAC, refrigeration, fire and security solutions (such business, the “Carrier Business” and such assets, the “Carrier Assets,”) are retained by or transferred to Carrier or Carrier’s subsidiaries, including:

	•	equity interests of Carrier’s subsidiaries as of immediately after the effective time of the Distributions;

•
assets (other than cash and cash equivalents) that are included on the Carrier unaudited pro forma balance sheet as of December 31, 2019, as well as assets that are of a nature or type that would have resulted in such assets being included on a pro forma combined balance sheet of Carrier and Carrier’s subsidiaries;

	•	contracts (or portions thereof) that, subject to limited exceptions, solely or primarily relate to the Carrier Business;

	•	permits used or held for use solely or primarily in the Carrier Business;

	•	certain intellectual property rights and technology used or held for use in the Carrier Business;

	•	information solely or primarily related to the Carrier Assets, the Carrier Liabilities (as defined below), the Carrier Business or Carrier’s subsidiaries;

	•	cash and cash equivalents held in bank or brokerage accounts owned exclusively by Carrier or Carrier’s subsidiaries as of the effective time of the Distributions;

•
other assets expressly allocated to Carrier or Carrier’s subsidiaries pursuant to the terms of the separation and distribution agreement or the other agreements entered into in connection with the Separation; and

	•	subject to limited exceptions, other assets used or held for use solely or primarily in the Carrier Business.

•	certain liabilities of, or related to, the Carrier Business (the “Carrier Liabilities”) are retained by or transferred to Carrier or Carrier’s subsidiaries, including:

•
liabilities that are included on the Carrier unaudited pro forma balance sheet as of December 31, 2019, as well as liabilities that are of a nature or type that would have resulted in such liabilities being included on a pro forma combined balance sheet of Carrier and Carrier’s subsidiaries;

•
liabilities relating to, arising out of or resulting from the actions, inactions, events, omissions, conditions, facts, or circumstances to the extent related to, arising out of or resulting from the Carrier Business or the Carrier Assets;

•
liabilities to the extent relating to, arising out of or resulting from the contracts, intellectual property rights, technology, licenses, permits or financing arrangements that relate to the Carrier Business;

•
liabilities arising out of litigation or other claims (including in respect of environmental or asbestos-related matters) made by third parties including directors, officers, stockholders, employees and agents of Carrier, Otis or the Company, or any investigations, sanctions or orders, to the extent the facts underlying the applicable matter relate to, arise out of or result from the Carrier Business, the Carrier Assets or the other Carrier Liabilities;

•
other liabilities expressly allocated to Carrier or Carrier’s subsidiaries pursuant to the terms of the separation and distribution agreement or certain other agreements entered into in connection with the Separation; and

	•	subject to limited exceptions, other liabilities to the extent arising out of or relating to the Carrier Business or a Carrier Asset.

•
certain assets of, or related to, the Company’s Otis operating segment prior to the Separation, covering elevator and escalator manufacturing, installation and service businesses (such business, the “Otis Business” and such assets, the “Otis Assets,”) are retained by or transferred to Otis or Otis’ subsidiaries, including:

	•	equity interests of Otis’ subsidiaries as of immediately after the effective time of the Distributions;

•
assets (other than cash and cash equivalents) that are included on the Otis unaudited pro forma balance sheet as of December 31, 2019, as well as assets that are of a nature or type that would have resulted in such assets being included on a pro forma combined balance sheet of Otis and Otis’ subsidiaries;

	•	contracts (or portions thereof) that, subject to limited exceptions, solely or primarily relate to the Otis Business;

	•	permits used or held for use solely or primarily in the Otis Business;

	•	certain intellectual property rights and technology used or held for use in the Otis Business;

	•	information solely or primarily related to the Otis Assets, the Otis Liabilities (as defined below), the Otis Business or Otis’ subsidiaries;

	•	cash and cash equivalents held in bank or brokerage accounts owned exclusively by Otis or Otis’ subsidiaries as of the effective time of the Distributions;

•
other assets expressly allocated to Otis or Otis’ subsidiaries pursuant to the terms of the separation and distribution agreement or the other agreements entered into in connection with the Separation; and

	•	subject to limited exceptions, other assets used or held for use solely or primarily in the Otis Business.

•	certain liabilities of, or related to, the Otis Business (the “Otis Liabilities”) are retained by or transferred to Otis or Otis’ subsidiaries, including:

•
liabilities that are included on the Otis unaudited pro forma balance sheet as of December 31, 2019, as well as liabilities that are of a nature or type that would have resulted in such liabilities being included on a pro forma combined balance sheet of Otis and Otis’ subsidiaries;

•
liabilities relating to, arising out of or resulting from the actions, inactions, events, omissions, conditions, facts, or circumstances to the extent related to, arising out of or resulting from the Otis Business or the Otis Assets;

•
liabilities to the extent relating to, arising out of or resulting from the contracts, intellectual property rights, technology, licenses, permits or financing arrangements that relate to the Otis Business;

•
liabilities arising out of litigation or other claims (including in respect of environmental or asbestos-related matters) made by third parties, including directors, officers, stockholders, employees and agents of Carrier, Otis or the Company, or any investigations, sanctions or orders, to the extent the facts underlying the applicable matter relate to, arise out of or result from the Otis Business, the Otis Assets or the other Otis Liabilities;

•
other liabilities expressly allocated to Otis or Otis’ subsidiaries pursuant to the terms of the separation and distribution agreement or certain other agreements entered into in connection with the Separation; and

	•	subject to limited exceptions, other liabilities to the extent arising out of or relating to the Otis Business or an Otis Asset.

•	all assets other than the Carrier Assets and the Otis Assets (the “Company Assets”) are retained by or transferred to the Company or the Company’s subsidiaries, including:

•
assets expressly allocated to Company or the Company’s subsidiaries pursuant to the terms of the separation and distribution agreement or the other agreements entered into in connection with the Separation;

•
intellectual property rights and technology used or held for use in the Company’s Pratt & Whitney operating segment prior to the Separation, which supplies aircraft engines and aftermarket services for the commercial, military, business jet and general aviation markets, and its Collins Aerospace Systems segment prior to the Separation, which provides technologically advanced aerospace products and aftermarket service solutions for aircraft manufacturers, airlines, regional, business and general aviation markets, military, space and undersea operations (the “Company Business”);

	•	permits used or held for use solely or primarily in the Company Business;

•
information not solely or primarily related to the Carrier Assets, the Carrier Liabilities, the Carrier Business, Carrier’s subsidiaries, the Otis Assets, the Otis Liabilities, the Otis Business or Otis’ subsidiaries; and

	•	cash and cash equivalents not held in bank or brokerage accounts owned exclusively by Carrier, Otis or their respective subsidiaries as of the effective time.

•	all liabilities other than the Carrier Liabilities and the Otis Liabilities (the “Company Liabilities”) are retained by or transferred to the Company or the Company’s subsidiaries, including:

•
liabilities relating to, arising out of or resulting from the actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to the effective time of the Distributions, of the Company or the Company’s subsidiaries, in each case that are not Carrier Liabilities or Otis Liabilities;

•
liabilities arising out of litigation or other claims (including in respect of environmental or asbestos-related matters) made by third parties, including directors, officers, stockholders, employees and agents of Carrier, Otis or the Company, or any investigations, sanctions or orders, to the extent the facts underlying the applicable matter relate to, arise out of or result from the Company Business, the Company Assets or the other Company Liabilities; and

•
other liabilities expressly allocated to the Company or the Company’s subsidiaries pursuant to the terms of the separation and distribution agreement or certain other agreements entered into in connection with the Separation.

Except as expressly set forth in the separation and distribution agreement or any ancillary agreement, none of Carrier, Otis or the Company makes any representation or warranty as to the assets, business or liabilities transferred or assumed as part of the Separation, as to any consents or approvals required in connection with the transfers, as to the value of or the freedom from any security interests of any of the assets transferred, as to the absence or presence of any defenses or right of setoff or freedom from counterclaim with respect to any claim or other asset of any of Carrier, Otis or the Company, or as to the legal sufficiency of any document or instrument delivered to convey title to any asset to be transferred in connection with the Separation. All assets were transferred on an “as is,” “where is” basis, and the respective transferees bear the economic and legal risks that any conveyance will prove to be insufficient to vest in the transferee good and marketable title, free and clear of all security interests, that any necessary consents or governmental approvals or notifications are not obtained or made, or that any requirements of laws or judgments are not complied with.

The separation and distribution agreement provides that in the event that the transfer of certain assets and liabilities (or a portion thereof) to Carrier, Otis or the Company, as applicable, did not occur prior to the Separation, then until such assets or liabilities (or a portion thereof) are able to be transferred, Carrier, Otis or the Company, as applicable, will hold such assets on behalf and for the benefit of the transferee and will pay, perform and discharge such liabilities, for which the transferee will reimburse Carrier, Otis or the Company, as applicable, for all commercially reasonable payments made in connection with the performance and discharge of such liabilities.

The Distributions

The separation and distribution agreement also governs the rights and obligations of the parties regarding the Distributions following the completion of the Separation.

Releases

The separation and distribution agreement provides that Carrier and its affiliates released and discharged the Company, Otis and their respective affiliates and certain other non-recourse parties from all Carrier Liabilities, all liabilities arising from or in connection with the activities to implement the Separation and the Distributions, and all liabilities arising from or in connection with all actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing before April 3, 2020 to the extent relating to, arising out of or resulting from the Carrier Business, the Carrier Assets or the Carrier Liabilities, in each case except as expressly set forth in the separation and distribution agreement.

The separation and distribution agreement provides that Otis and its affiliates released and discharged the Company, Carrier and their respective affiliates and certain other non-recourse parties from all Otis Liabilities, all liabilities arising from or in connection with the activities to implement the Separation and the Distributions, and all liabilities arising from or in connection with all actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing before April 3, 2020 to the extent relating to, arising out of or resulting from the Otis Business, the Otis Assets or the Otis Liabilities, in each case except as expressly set forth in the separation and distribution agreement.

The separation and distribution agreement provides that the Company and its affiliates released and discharged Carrier, Otis and their respective affiliates and certain other non-recourse parties from all Company Liabilities, all liabilities arising from or in connection with the activities to implement the Separation and the Distributions, and all liabilities arising from or in connection with all actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing before April 3, 2020 to the extent relating to, arising out of or resulting from the Company Business, the Company Assets or the Company Liabilities, in each case except as expressly set forth in the separation and distribution agreement.

These releases do not extend to obligations or liabilities under any agreements among the parties that remain in effect following the Separation, which agreements include the separation and distribution agreement, the transition services agreement, the tax matters agreement, the employee matters agreement and the intellectual property agreement, or to any obligations or liabilities for the sale, lease, construction or receipt of goods, property or services in the ordinary course of business prior to April 3, 2020.

Indemnification

In the separation and distribution agreement, Carrier agreed to indemnify, defend and hold harmless the Company, Otis, each of the Company’s and Otis’ respective affiliates, and each of the Company’s and Otis’ and their respective affiliates’ directors, officers and employees, from and against all liabilities relating to, arising out of or resulting from:

•	the Carrier Liabilities;

•
Carrier’s failure or the failure of any other person to pay, perform or otherwise promptly discharge any of the Carrier Liabilities, in accordance with their respective terms, whether prior to, at or after the Distributions;

•
except to the extent relating to a Company Liability or an Otis Liability, any guarantee, indemnification or contribution obligation for the benefit of Carrier by the Company or Otis that survives the Distributions;

•	any breach by Carrier of the separation and distribution agreement or any of the ancillary agreements; and

•
any untrue statement or alleged untrue statement or omission or alleged omission of material fact with respect to (1) all information contained in Carrier’s Form 10, including the Information Statement of Carrier, dated March 16, 2020, or certain other Carrier disclosure documents other than information relating to Otis or its business, assets or liabilities or the Otis distribution, or statements made explicitly in the Company’s name, and (2) all information in respect of Carrier or its business, assets or liabilities or the Carrier distribution in any Company disclosure document in respect of a reporting period beginning prior to the completion of the Distributions, or in Otis’ Form 10, including the Information Statement of Otis, dated March 16, 2020, or certain other Otis disclosure documents.

In the separation and distribution agreement, Otis agreed to indemnify, defend and hold harmless the Company, Carrier, each of the Company’s and Carrier’s respective affiliates, and each of the Company’s and Carrier’s and their respective affiliates’ directors, officers and employees, from and against all liabilities relating to, arising out of or resulting from:

•	the Otis Liabilities;

•
Otis’ failure or the failure of any other person to pay, perform or otherwise promptly discharge any of the Otis Liabilities, in accordance with their respective terms, whether prior to, at or after the Distributions;

•
except to the extent relating to a Company Liability or a Carrier Liability, any guarantee, indemnification or contribution obligation for the benefit of Otis by the Company or Carrier that survives the Distributions;

•	any breach by Otis of the separation and distribution agreement or any of the ancillary agreements; and

•
any untrue statement or alleged untrue statement or omission or alleged omission of material fact with respect to (1) all information contained in Otis’ Form 10, including the Information Statement of Otis, dated March 16, 2020, or certain other Otis disclosure documents other than information relating to Carrier or its business, assets or liabilities or the Carrier distribution, or statements made explicitly in the Company’s name, and (2) all information in respect of Otis or its business, assets or liabilities or the Otis distribution in any Company disclosure document in respect of a reporting period beginning prior to the completion of the Distributions, or in Carrier’s Form 10, including the Information Statement of Carrier, dated March 16, 2020, or certain other Carrier disclosure documents.

The Company agreed to indemnify, defend and hold harmless each of Carrier and Otis and each of their respective affiliates and each of Carrier’s and Otis’ and their respective affiliates’ directors, officers and employees from and against all liabilities relating to, arising out of or resulting from:

•	the Company Liabilities;

•
the failure of the Company or any other person to pay, perform or otherwise promptly discharge any of the Company Liabilities in accordance with their respective terms whether prior to, at or after the Distributions;

•
except to the extent relating to an Otis Liability or a Carrier Liability, any guarantee, indemnification or contribution obligation for the benefit of the Company by Otis or Carrier, as applicable, that survives the Distributions;

•	any breach by the Company of the separation and distribution agreement or any of the ancillary agreements; and

•
any untrue statement or alleged untrue statement or omission or alleged omission of material fact with respect to (1) statements made explicitly in the Company’s name in Carrier’s Form 10, including the Information Statement of Carrier, dated March 16, 2020 and Otis’ Form 10, including the Information Statement of Otis, dated March 16, 2020, or certain other Carrier disclosure documents or Otis disclosure documents and (2) statements in any Company disclosure document other than information in respect of Carrier or Otis or their respective businesses, assets or liabilities or the Distributions, made in any Company disclosure document in respect of a reporting period beginning prior to the Distributions.

The separation and distribution agreement contains procedures with respect to claims subject to indemnification and related matters.

Indemnification with respect to taxes, and the procedures related thereto, is governed by the tax matters agreement.

Insurance

The separation and distribution agreement provides for the allocation among the parties of rights and obligations under existing insurance policies. In general, no party has rights under the other parties’ insurance policies, except to make occurrence-based claims in respect of losses incurred prior to specified coverage transition dates under the other parties’ third-party occurrence-based policies to the extent such policies provided coverage for the Company, Carrier or Otis, as applicable, prior to such coverage transition dates. The party accessing the insurance policies is generally responsible for deductibles, retention amounts, and other fees and expenses to the extent arising out of its accessing such policies. The separation and distribution agreement also provides that each of Carrier and Otis has rights to access certain third-party insurance or reinsurance policies held by Company captive insurance entities.

Further Assurances

In addition to the actions specifically provided for in the separation and distribution agreement, except as otherwise set forth therein or in any ancillary agreement, Carrier, Otis and the Company agreed in the separation and distribution agreement to use reasonable best efforts, prior to, on and after April 3, 2020, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by the separation and distribution agreement and the ancillary agreements.

Dispute Resolution

The separation and distribution agreement contains provisions that govern, except as otherwise provided in any ancillary agreement, the resolution of disputes, controversies or claims that may arise among Carrier, Otis and the Company related to the Separation or the Distributions. These provisions contemplate that efforts will be made to resolve disputes, controversies and claims through a transition committee, then by escalation of the matter to executives of the parties in dispute. If such efforts are not successful, one of the parties in dispute may submit the dispute, controversy or claim to nonbinding mediation or, if such nonbinding mediation is not successful, binding arbitration, subject to the provisions of the separation and distribution agreement.

Expenses

Except as expressly set forth in the separation and distribution agreement or in any ancillary agreement, the party incurring the expense will be responsible for all costs and expenses incurred in connection with the Separation incurred prior to April 3, 2020, including costs and expenses relating to legal and tax counsel, financial advisors and accounting advisory work related to the Separation. Except as expressly set forth in the separation and distribution agreement or in any ancillary agreement, or as otherwise agreed in writing by Carrier, Otis and the Company, all costs and expenses incurred in connection with the Separation after the Distributions will also be paid by the party incurring such cost and expense.

Other Matters

Other matters governed by the separation and distribution agreement include approvals and notifications of transfer, termination of intercompany agreements, shared contracts, financial information certifications, transition committee provisions, confidentiality, access to and provision of records, privacy and data protection, production of witnesses, privileged matters, and financing arrangements. The separation and distribution agreement does not provide for any of Carrier, Otis or the Company to be subject to restrictions on competition.

Amendment

The separation and distribution agreement may not be amended or terminated, except by an agreement in writing signed by Carrier, Otis and the Company.

Transition Services Agreement

Carrier, Otis and the Company entered into a transition services agreement in connection with the Separation pursuant to which the Company and its subsidiaries provide to Carrier and Otis and their respective subsidiaries, and Carrier and Otis and their respective subsidiaries provide to the Company and its subsidiaries, on an interim, transitional basis, various services, as applicable, including, but not limited to information technology services, technical and engineering support, application support for operations, legal, payroll, finance, tax and accounting, general administrative services and other support services. The agreed-upon charges for such services are generally intended to allow the servicing party to charge a price comprised of costs and expenses, including reasonably allocable overhead expenses. The party receiving each transition service will be provided with reasonable information that supports the charges for the transition services being provided.

The services commenced on April 3, 2020 and will generally terminate no later than 12 months (or in certain cases, 18 months) following such date. The receiving party may terminate any services by giving prior written notice to the provider of such services and paying any applicable wind-down charges.

Subject to certain exceptions, the liabilities of each party under the transition services agreement in respect of such party’s provision of services is generally limited to the aggregate charges actually paid or payable to such party by the recipient of such services pursuant to the transition services agreement. The transition services agreement also provides that the provider of a service will not be liable to the recipient of such service for any indirect, incidental, punitive, exemplary, remote, speculative or similar damages in excess of compensatory damages of another party.

Tax Matters Agreement

In connection with the Separation, Carrier, Otis and the Company entered into a tax matters agreement that governs the parties’ respective rights, responsibilities and obligations with respect to taxes (including responsibility for taxes, entitlement to refunds, allocation of tax attributes, preparation of tax returns, control of tax contests, and other tax matters).

Under the tax matters agreement, the Company generally is responsible for all U.S. federal income taxes imposed on the Company consolidated tax return group and state and foreign income, franchise, capital gain, withholding and similar taxes imposed on a consolidated, combined or unitary group (or similar tax group under non-U.S. law) that includes the Company or one of its subsidiaries with respect to taxable periods (or portions thereof) that end on or prior to April 3, 2020, except (1) special rules apply with respect to certain taxes imposed in connection with the Separation and the Distributions, (2) Carrier and Otis are each responsible for a specified portion of any installment payment required to be paid after April 3, 2020 by the Company pursuant to Section 965(h)(2) of the Internal Revenue Code of 1986, as amended (the “Code”), (3) Carrier and Otis are each responsible for specified taxes that exclusively relate to the Carrier Business or the Otis Business, as applicable and (4) Carrier and Otis are each responsible for taxes resulting from any breach of certain representations or covenants made by Carrier or Otis, as applicable, in the tax matters agreement or other separation-related agreements. Carrier and Otis generally are ach responsible for all federal, state, or foreign income, franchise, capital gain, withholding or similar taxes imposed on a separate return basis on Carrier (or any of its subsidiaries or any subgroup consisting solely of Carrier and its subsidiaries) or Otis (or any of its subsidiaries or any subgroup consisting solely of Otis and its subsidiaries), as applicable, with respect to taxable periods (or portions thereof) that end on or prior to April 3, 2020, except (a) special rules apply with respect to certain taxes imposed in connection with the Separation and the Distributions and (b) the Company is responsible for taxes resulting from any breach of any covenant made by the Company in the tax matters agreement or other separation-related agreements.

The tax matters agreement provides special rules that allocate tax liabilities in the event either (1) the Distributions, together with certain related transactions, fail to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code or (2) any internal separation transaction that is intended to qualify as a transaction that is generally tax-free fails to so qualify. Under the tax matters agreement, each party generally is responsible for any taxes and related amounts imposed on the Company, Carrier or Otis as a result of the failure to so qualify, to the extent that the failure to so qualify is attributable to actions, events or transactions relating to such party’s respective stock, assets or business, or a breach of the relevant covenants made by that party in the tax matters agreement. Further, under the tax matters agreement, each of the Company. Carrier and Otis are responsible for a specified portion of any taxes (and any related costs and other damages) (a) arising as a result of the failure of either of the Distributions and certain related transactions to qualify as a transaction that is generally tax-free (including as a result of Section 355(e) of the Code) or a failure of any internal separation transaction that is intended to qualify as a transaction that is generally tax-free to so qualify, in each case, to the extent such amounts did not result from a disqualifying action by, or acquisition of equity securities of, Carrier, Otis or the Company or (b) arising from an adjustment, pursuant to an audit or other tax proceeding, with respect to any separation transaction that is not intended to qualify as a transaction that is generally tax-free.

In addition, the tax matters agreement imposes certain restrictions on Carrier, Otis and their respective subsidiaries during the two-year period following the Distributions that is intended to prevent either of the Distributions, together with certain related transactions, from failing to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code. Specifically, during such period, except in specific circumstances, Carrier, Otis and their respective subsidiaries are generally prohibited from (1) ceasing to conduct certain businesses, (2) entering into certain transactions or series of transactions pursuant to which all or a portion of the shares of Carrier common stock or Otis common stock would be acquired or all or a portion of certain assets of Carrier, Otis and their respective subsidiaries would be acquired, (3) liquidating or merging or consolidating with any other person, (4) issuing equity securities beyond certain thresholds, (5) repurchasing Carrier stock or Otis common stock other than in certain open-market transactions or (6) taking or failing to take any other action that would cause the Distributions, together with certain related transactions, to fail to qualify as transactions that are generally tax-free for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code or for other applicable non-U.S. income tax purposes. Further, the tax matters agreement imposes similar restrictions on Carrier, Otis and their respective subsidiaries during the two-year period following the Distributions that are intended to prevent certain transactions undertaken as part of the internal reorganization from failing to qualify as transactions that are generally tax-free for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code or for applicable non-U.S. income tax purposes.

Employee Matters Agreement

Carrier, Otis and the Company entered into an employee matters agreement in connection with the Separation to allocate liabilities and responsibilities relating to employment matters, employee compensation and benefits plans and programs, and other related matters. The employee matters agreement governs certain compensation and employee benefit obligations with respect to the current and former employees and non-employee directors of each company.

The employee matters agreement provides that, unless otherwise specified, each party is responsible for liabilities associated with current and former employees of such party and its current and former subsidiaries.

The employee matters agreement also governs the terms of equity-based awards granted by the Company prior to the Separation.

The employee matters agreement restricts each of Carrier, Otis and the Company from soliciting certain employees of either of the other parties for a period of 18 months following the Distributions, subject to customary exceptions.

Intellectual Property Agreement

Carrier, Otis and the Company entered into an intellectual property agreement in connection with the Separation under which each party, on behalf of itself and its subsidiaries, as of the effective time of the Distributions, owns or has the right to use certain intellectual property rights relevant to the Carrier Business, the Otis Business or the UTC Aerospace Businesses, respectively. The intellectual property agreement provides that intellectual property rights that arose from certain services performed by one of the Carrier Business, the Otis Business and the UTC Aerospace Businesses (the “performer”) at the request of one of the other two businesses (the “requester”) generally are assigned to the requester or the performer in accordance with prior intercompany practice. Additionally, the intellectual property agreement provides that each of the Carrier Business, the Otis Business and the UTC Aerospace Businesses (the “licensor”) will grant to the other two businesses (each, a “licensee”) a license to intellectual property rights of the licensor that, prior to April 3, 2020, were used in connection with, necessary for the ongoing conduct of or subject to a documented plan for future use by, the licensee. The licenses are royalty-free, nonexclusive, perpetual, irrevocable, fully paid-up, and, in the field of the licensee’s business, worldwide. The licenses include the licensee’s right to sublicense, subject to certain customary limitations, and customary confidentiality requirements apply.

In addition, Carrier, Otis and the Company agreed that ownership of certain trademarks used by more than one of Carrier, Otis and the Company is allocated to one of Carrier, Otis and the Company and licensed to one or both of the other parties to the extent they use such trademarks.

    The foregoing descriptions of these agreements set forth under this Item 1.01 are not complete and are subject to, and qualified in their entirety by reference to, the full text of the agreements, which are attached hereto as Exhibits 2.1, 10.1, 10.2, 10.3 and 10.4 and are incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Completion of the Separation and the Distributions

On April 3, 2020, the Company completed the previously announced separation of its business into three independent, publicly traded companies – the Company, Carrier and Otis (the “Separation”). The Separation was effected by the distributions (the “Distributions”) of all of the outstanding shares of Carrier common stock and all of the outstanding shares of Otis common stock to the Company’s shareowners who held shares of the Company’s common stock as of the close of business on March 19, 2020 (the “Record Date”). The Company’s shareowners of record as of the Record Date received one share of Carrier common stock for each share of the Company’s common stock held as of the Record Date and one-half share of Otis common stock for each share of the Company’s common stock held as of the Record Date. The Company did not issue fractional shares of Carrier common stock or Otis common stock in the Distributions. Instead, each shareowner otherwise entitled to receive a fractional share of Carrier common stock and/or a fractional share of Otis common stock will receive cash in lieu of fractional shares.

The Company distributed approximately 866,158,910 shares of common stock of Carrier and approximately 433,079,455 shares of common stock of Otis in the Distributions. As a result of the Distributions, Carrier is now an independent public company trading under the symbol “CARR” on the New York Stock Exchange and Otis is now an independent public company trading under the symbol “OTIS” also on the New York Stock Exchange.

Completion of the Merger

On April 3, 2020, following the completion of the Distributions and pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of June 9, 2019, as amended by Amendment No. 1 (the “Amendment”), dated as of March 9, 2020 (the “Merger Agreement”), by and among the Company, Light Merger Sub Corp, a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Raytheon Company, a Delaware corporation (“Raytheon”), Merger Sub merged with and into Raytheon (the “Merger”), with Raytheon surviving the Merger as a wholly owned subsidiary of the Company. At the effective time of the Merger (the “Merger Effective Time”), the Company changed its name to Raytheon Technologies Corporation and its ticker symbol to “RTX” and continues to trade on the New York Stock Exchange.

On the terms and subject to the conditions set forth in the Merger Agreement, at the Merger Effective Time, each issued and outstanding share of Raytheon common stock, par value $0.01 per share (“Raytheon Common Stock”), (other than shares held by Raytheon as treasury stock) was converted into the right to receive 2.3348 (the “Exchange Ratio”) fully paid and nonassessable shares of Company common stock, par value $1.00 per share (“Company Common Stock”), plus, if applicable, cash in lieu of fractional shares of Company Common Stock.

As of the Merger Effective Time, each outstanding award of unvested restricted shares of Raytheon Common Stock (each, a “Raytheon Restricted Stock Award”) was automatically, and without any action on the part of the holder thereof, treated as follows: (1) if such Raytheon Restricted Stock Award became vested at the Merger Effective Time pursuant to its terms, such Raytheon Restricted Stock Award was converted into the right to receive a number of shares of Company Common Stock equal to the product of (a) the number of shares of Raytheon Common Stock subject to such Raytheon Restricted Stock Award immediately prior to the Merger Effective Time and (b) the Exchange Ratio (with a cash payment in respect of any fractional shares in accordance with the terms and conditions set forth in the Merger Agreement), less applicable tax withholding; or (2) if such Raytheon Restricted Stock Award did not become vested at the Merger Effective Time pursuant to its terms, such Raytheon Restricted Stock Award was converted into an award of unvested restricted shares of Company Common Stock with the same terms and conditions that applied to such Raytheon Restricted Stock Award immediately prior to the Merger Effective Time, relating to a number of shares of Company Common Stock equal to the product, rounded to the nearest whole number of shares, of (a) the number of shares of Raytheon Common Stock subject to such Raytheon Restricted Stock Award immediately prior to the Merger Effective Time and (b) the Exchange Ratio.

As of the Merger Effective Time, each outstanding award of time-based vesting restricted stock units relating to Raytheon Common Stock (each, a “Raytheon RSU Award”) was automatically, and without any action on the part of the holder thereof, treated as follows: (1) if such Raytheon RSU Award became vested at the Merger Effective Time pursuant to its terms, such Raytheon RSU Award was cancelled and converted into the right to receive a number of shares of Company Common Stock equal to the product of (a) the number of shares of Raytheon Common Stock subject to such Raytheon RSU Award immediately prior to the Merger Effective Time and (b) the Exchange Ratio (plus a cash payment in respect of any fractional shares in accordance with the terms and conditions set forth in the Merger Agreement), less applicable tax withholding; or (2) if such Raytheon RSU Award did not become vested at the Merger Effective Time pursuant to its terms, such Raytheon RSU Award was converted into an award of Company restricted stock units with the same terms and conditions that applied to such Raytheon RSU Award immediately prior to the Merger Effective Time, relating to a number of shares of Company Common Stock equal to the product, rounded to the nearest whole number of shares, of (a) the number of shares of Raytheon Common Stock subject to such Raytheon RSU Award immediately prior to the Merger Effective Time and (b) the Exchange Ratio.

As of the Merger Effective Time, each outstanding award of performance-based vesting restricted stock units relating to Raytheon Common Stock (each, a “Raytheon PSU Award”) was automatically, and without any action on the part of the holder thereof, converted into an award of Company restricted stock units with the same terms and conditions (other than performance-based vesting conditions) that applied to such Raytheon PSU Award immediately prior to the Merger Effective Time, relating to a number of shares of Company Common Stock equal to the product, rounded to the nearest whole number of shares, of (1) the number of shares of Raytheon Common Stock subject to such Raytheon PSU Award immediately prior to the Merger Effective Time (with such number of shares determined by deeming the applicable performance conditions to be achieved at (a) if the Merger Effective Time occurred within the first calendar year of the relevant performance cycle, target level of performance and (b) if the Merger Effective Time occurred on or after completion of the first calendar year of the relevant performance cycle, (i) with respect to the relative total shareholder return performance metric, actual performance through the last business day preceding April 3, 2020 and (ii) with respect to the return on invested capital and cumulative free cash flow performance metrics, actual performance for all completed calendar years in the relevant performance cycle and assumed performance at target for each remaining calendar year of the performance cycle (with determinations of actual performance made by the Management Development and Compensation Committee of Raytheon’s Board of Directors after consultation with the Company)) and (2) the Exchange Ratio.

The total aggregate consideration payable in the Merger was approximately 649 million shares of Company Common Stock, excluding shares of Company Common Stock issued in respect of Raytheon Restricted Stock Awards as described above.

The above-described issuance of shares of Company Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-4 (File No. 333-232696) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective on September 9, 2019. The joint proxy statement/prospectus, dated September 10, 2019, included in the registration statement (the “Joint Proxy Statement/Prospectus”) contains additional information about the above-described transactions.

The foregoing description of the Merger is not complete and is subject to, and qualified in its entirety by reference to, (i) the Joint Proxy Statement/Prospectus and (ii) the Merger Agreement and the Amendment, attached hereto as Exhibit 2.2 and Exhibit 2.3, respectively, and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations of Officers

In connection with the Separation and the Distributions and effective as of immediately prior to the Separation, as previously reported, David L. Gitlin, former President and Chief Operating Officer of Collins Aerospace, and Judith F. Marks, former President of Otis, resigned from their respective positions with the Company. Mr. Gitlin became President and Chief Executive Officer of Carrier and Ms. Marks became President and Chief Executive Officer of Otis.

In connection with the Merger and effective as of immediately prior to the Merger Effective Time, Neil G. Mitchill, former Acting Chief Financial Officer of the Company and Robert J. Bailey, former Controller of the Company, resigned from their respective positions with the Company. Both Messrs. Mitchill and Bailey remain employees of the Company.

Appointment of Officers

In connection with the Merger and effective as of immediately prior to the Merger Effective Time, Anthony F. O’Brien became Chief Financial Officer of the Company and Michael J. Wood became Controller of the Company. Mr. O’Brien, 55, served as Raytheon’s Vice President and Chief Financial Officer from March 2015 to April 2020. From March 2008 to March 2015, Mr. O’Brien was Vice President and Chief Financial Officer of Raytheon’s Integrated Defense Systems (IDS) business unit. Mr. O’Brien joined Raytheon in 1986 and held numerous finance positions of increasing responsibility with Raytheon over the course of his 33-year career, including Vice President of Finance, the senior finance executive responsible for Raytheon Airline Aviation Services and Raytheon’s international landed companies, and Chief Financial Officer for Raytheon Aircraft Company. Mr. Wood, 52, served as Raytheon’s Vice President, Controller and Chief Accounting Officer from October 2006 to April 2020. Prior to joining Raytheon, Mr. Wood held positions of increasing responsibility over a 16-year career at KPMG LLP, an accounting firm, including as an Audit Partner serving various aerospace and defense clients.

Resignations of Directors

In connection with the Separation and the Distributions, as previously reported, Messrs. Christopher L. Kearney and Harold W. McGraw III resigned as directors of the Company to serve on the Board of Directors of Otis, and Messrs. John V. Faraci and Jean-Pierre Garnier resigned as directors of the Company to serve on the Board of Directors of Carrier, in each case effective as of immediately prior to the Separation.

In connection with the Merger and effective as of immediately prior to the Merger Effective Time, as previously reported, Mrs. Ellen J. Kullman and Ms. Diane M. Bryant resigned as directors of the Company, in connection with the assumption by each of them of chief executive officer positions at outside companies.

Appointment of Directors

In connection with the Merger and effective as of immediately prior to the Merger Effective Time, as previously reported, Messrs. Thomas A. Kennedy, George R. Oliver, Robert (Kelly) Ortberg, Dinesh C. Paliwal, James A. Winnefeld, Jr. and Robert O. Work and Mmes. Tracy A. Atkinson and Ellen M. Pawlikowski became directors of the Company. Mr. Kennedy became Executive Chairman and a member of the Finance and Special Activities Committees. Mr. Oliver became a member of the Governance and Public Policy and Finance Committees. Mr. Ortberg became a member of the Finance and Special Activities Committees. Mr. Paliwal became Lead Director and a member of the Governance and Public Policy and Compensation Committees. Mr. Winnefeld became Chair of the Special Activities Committee and a member of the Compensation and Finance Committees. Mr. Work became Chair of the Governance and Public Policy Committee and a member of the Audit and Special Activities Committees. Ms. Atkinson became Chair of the Compensation Committee and a member of the Audit and Finance Committees. Ms. Pawlikowski became a member of the Audit and Special Activities Committees.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 3, 2020, in connection with the consummation of the Merger and in accordance with the Merger Agreement, the Company filed a Certificate of Amendment for the purpose of amending its Restated Certificate of Incorporation to change the name of the Company from United Technologies Corporation to Raytheon Technologies Corporation (the “Name Change Amendment”), effective April 3, 2020, as well as a Restated Certificate of Incorporation (the “Restated Certificate”), effective April 3, 2020. The foregoing descriptions of the Name Change Amendment and the Restated Certificate are not complete and are subject to, and qualified in their entirety by reference to, the full text of the Name Change Amendment and the Restated Certificate, which are attached hereto as Exhibit 3.1(a) and Exhibit 3.1(b), respectively, and are incorporated herein by reference.

Effective April 3, 2020, in connection with the consummation of the Merger and in accordance with the Merger Agreement, the Bylaws of the Company were amended and restated to reflect certain governance matters and the change of the name of the Company from United Technologies Corporation to Raytheon Technologies Corporation (the “Amended and Restated Bylaws”). The changes to the bylaws of the Company reflected in the Amended and Restated Bylaws include governance changes that have been previously described in the section of the Joint Proxy Statement/Prospectus entitled “The Merger – Governance of the Combined Company,” and in Item 1.01 of the Company’s Current Report on Form 8-K filed on March 13, 2020, which descriptions are incorporated herein by reference. The foregoing description of the Amended and Restated Bylaws is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Amended and Restated Bylaws, which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of a Business Acquired.

The audited consolidated financial statements of Raytheon for the fiscal years ended December 31, 2019, 2018 and 2017, which Raytheon has previously filed with the SEC, are attached hereto as Exhibit 99.1 and incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma combined financial information reflecting the Separation, the Distributions and the Merger, including the unaudited pro forma combined balance sheet as of December 31, 2019 and the unaudited pro forma combined statement of operations for the years ended December 31, 2019, 2018 and 2017, are attached hereto as Exhibit 99.2 and incorporated herein by reference.

(d) Exhibits.

2.1	Separation and Distribution Agreement, dated as of April 2, 2020, by and among United Technologies Corporation, Otis Worldwide Corporation and Carrier Global Corporation
2.2
Agreement and Plan of Merger, dated as of June 9, 2019, by and among United Technologies Corporation, Light Merger Sub Corp. and Raytheon Company (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 10, 2019)

2.3
Amendment No. 1 to the Agreement and Plan of Merger, dated as of March 9, 2020, by and among United Technologies Corporation, Light Merger Sub Corp. and Raytheon Company (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on March 13, 2020)

3.1(a)	Certificate of Amendment of Restated Certificate of Incorporation of United Technologies Corporation
3.1(b)	Restated Certificate of Incorporation of Raytheon Technologies Corporation
3.2	Amended and Restated Bylaws of Raytheon Technologies Corporation
10.1	Transition Services Agreement, dated as of April 2, 2020, by and among United Technologies Corporation, Otis Worldwide Corporation and Carrier Global Corporation
10.2	Tax Matters Agreement, dated as of April 2, 2020, by and among United Technologies Corporation, Otis Worldwide Corporation and Carrier Global Corporation
10.3	Employee Matters Agreement, dated as of April 2, 2020, by and among United Technologies Corporation, Otis Worldwide Corporation and Carrier Global Corporation
10.4	Intellectual Property Agreement, dated as of April 2, 2020, by and among United Technologies Corporation, Otis Worldwide Corporation and Carrier Global Corporation
23.1	Consent of PricewaterhouseCoopers LLP
99.1	Audited consolidated financial statements (and notes thereto) of Raytheon Company for the years ended December 31, 2019, 2018 and 2017
99.2	Unaudited pro forma combined financial information as of December 31, 2019 and for the years ended December 31, 2019, 2018 and 2017
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYTHEON TECHNOLOGIES CORPORATION

Date: April 8, 2020	By:	/s/ Anthony F. O’Brien
Name: Anthony F. O’Brien
Title: Executive Vice President and Chief Financial Officer